UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2022 (December 22, 2022)

Landcadia Holdings IV, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40283	86-1889525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1510 West Loop South Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 850-1010

 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	LCAHU	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	LCA	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	LCAHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2022, Landcadia Holdings IV, Inc. (“Landcadia”) held a special meeting in lieu of an annual meeting of stockholders (the “Special Meeting”). At the Special Meeting, Landcadia’s stockholders approved an amendment to Landcadia’s Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to extend the date by which Landcadia must complete a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination (a “business combination”) from March 29, 2023 to September 29, 2023. In addition, on December 27, 2022, Landcadia filed the Charter Amendment with the Secretary of State of the State of Delaware.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Special Meeting, Landcadia’s stockholders approved the Charter Amendment extending the date by which Landcadia must consummate an initial business combination from March 29, 2023 to September 29, 2023 (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
42,951,823	164,146	0	0

Landcadia’s stockholders also elected Scott Kelly as Class I director of Landcadia’s board of directors until the third annual meeting of Landcadia held after the Special Meeting or until his successor is appointed and qualified (the “Director Election Proposal”).

The final voting results for the Director Election Proposal were as follows:

	For	Withhold	Broker Non-Votes
Scott Kelly	37,406,443	5,709,526	0

In connection with the Special Meeting, stockholders holding 48,642,463 shares of Landcadia’s Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds held in Landcadia’s trust account (the “Trust Account”) as of December 20, 2022, including any interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable). As a result, approximately $492.2 million (approximately $10.12 per share) will be removed from the Trust Account to pay such holders and approximately $13.7 million will remain in the Trust Account. Following the aforementioned redemptions, Landcadia will have 13,857,537 shares of common stock outstanding, which includes 1,357,537 shares of Landcadia’s Class A common stock and 12,500,000 shares of Landcadia’s Class B common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Registrant’s Second Amended and Restated Certificate of Incorporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDCADIA HOLDINGS IV, INC.

Date: December 29, 2022	By:	/s/ Tilman J. Fertitta
	Name:	Tilman J. Fertitta
	Title:	Chief Executive Officer